UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 28, 2015
Date of Report (Date of Earliest Event Reported)

Dakota Plains Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36493	20-2543857
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

294 Grove Lane East Wayzata, Minnesota		55391
(Address of Principal Executive Offices)		(Zip Code)

(952) 473-9950
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On February 28, 2015, Gabriel G. Claypool notified us of his intent to resign from service as a member of the board of directors, effective May 1, 2015. He will continue to serve as our President and Chief Operating Officer. Mr. Claypool did not serve on any committees of our board of directors and his resignation was not caused by any disagreement.

          Also on February 28, 2015, in response to the previously announced departure of one director, our board of directors reduced its size to eight directors, effective February 28, 2015. In light of the planned departures of Messrs. Rust, Cownie and Claypool, our board of directors also approved a reduction in its size to five directors, effective as of May 1, 2015.

          Also on February 28, 2015, the Company entered into a Second Amended and Restated Employment Agreement (the “Employment Agreement”) with Mr. Claypool. The Employment Agreement extends the term of Mr. Claypool’s existing employment agreement through February 28, 2018. It remains eligible for automatic renewal for successive one-year terms and further extension upon a Change in Control (as defined in the Company’s 2011 Equity Incentive Plan). The other terms and conditions of the Employment Agreement are substantially similar to Mr. Claypool’s Amended and Restated Employment Agreement, dated March 12, 2014.

          The descriptions in this report of the material terms and conditions of the compensatory arrangements with Mr. Claypool are qualified by the text of the Employment Agreement, the text of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

          Effective February 28, 2015, our board of directors, upon recommendation of its nominating and corporate governance committee, appointed Adam Kroloff to serve as Chairman of the Board. Craig M. McKenzie, our previous Chairman, will continue to serve as Chief Executive Officer and as a director.

          On March 2, 2015, the Company issued a press release announcing certain operational updates and the matters set forth in this Item 7.01 and in Item 5.02 above, the text of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference. The information contained in Exhibit 99.1 is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into our filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

	10.1	Second Amended and Restated Employment Agreement with Gabriel G. Claypool, dated February 28, 2015.

	99.1	Press Release dated March 2, 2015.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 2, 2015

DAKOTA PLAINS HOLDINGS, INC.

	By	/s/ Timothy R. Brady
Timothy R. Brady
Chief Financial Officer and Treasurer

EXHIBIT INDEX

No.	Description	Manner of Filing
10.1	Second Amended and Restated Employment Agreement with Gabriel G. Claypool, dated February 28, 2015	Filed Electronically
99.1	Press Release dated March 2, 2015	Furnished Electronically